Exhibit 10.30

FIRST AMENDMENT

TO THE

MARSH & MCLENNAN COMPANIES

SUPPLEMENTAL SAVINGS & INVESTMENT PLAN

WHEREAS, Marsh & McLennan Companies, Inc. (the “Company”) amended and restated the Marsh & McLennan Companies Supplemental Savings & Investment Plan, effective January 1, 2009 (the “Plan”);

WHEREAS, pursuant to the Employee Benefit Plan Guidelines adopted by the Board of Directors on September 18, 2003 (the “Guidelines”) and Section 8.1 of the Plan, the Company acting through its Chief Executive Officer (“CEO”) or any officer appointed directly or indirectly by the CEO, has the authority to adopt or amend the Plan if the amendment (a) is required pursuant to law or other requirement having the effect of law or (b) would reasonably be expected to have no more than a de minimis effect on the Company;

WHEREAS, the Company (i) desires to clarify the payment rules that apply to post-2004 benefits, and (ii) to make certain other changes to the Plan ; and

WHEREAS, it has been determined that the proposed changes to the Plan would be reasonably expected to have no more than a de minimis effect on the Company.

NOW, THEREFORE, the Plans are hereby amended, effective as of January 1, 2009, as follows:

1. Section 5.3(i) of the Plan is hereby amended and restated to read as follows:

“(i) Determination of Payment Date. Except as may otherwise be provided in Section 5.3(e) with respect to subsequent distribution elections, no Participant or Beneficiary shall have the right to designate the date or taxable year of payment of any distributions to be made under Sections 5.3(c), (d), (g) or (h) of the Plan.”

2. Section 9.9 of the Plan is hereby re-numbered as Section 9.10 and a new Section 9.9 is hereby added after Section 9.8 to read as follows:

“Section 9.9. Section 409A Compliance. Notwithstanding any other provision in the Plan, the terms of each Plan shall in all instances be interpreted in a manner so as to comply with the requirements of Section 409A of the Code and Treasury Regulations issued thereunder.”

3. Effective Date.

The provisions of the First Amendment to the Plan are hereby effective as of January 1, 2009.

IN WITNESS WHEREOF, MARSH & MCLENNAN COMPANIES, INC. has caused this First Amendment to the Marsh & McLennan Companies Supplemental Savings & Investment Plan to be executed this 26th day of October, 2010 by its authorized officer.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Leon J. Lichter
Leon J. Lichter
Vice President, Corporate Human Resources
Marsh & McLennan Companies, Inc.

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